Exhibit 99.1

            ACCESS WORLDWIDE ANNOUNCES ADDITION TO BOARD OF DIRECTORS

                  - Company Welcomes Alfonso S. Yuchengco III -

    BOCA RATON, Fla., March 2 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading outsourced marketing services organization, today announced that Alfonso S. Yuchengco III has been unanimously elected to the Company's Board of Directors, effective March 1, 2005.

    Mr. Yuchengco has extensive experience in the financial services and the Business Process Outsourcing ("BPO") industry. He is currently a Partner of Argosy Advisers, a boutique Financial Advisory firm and Vice-Chairman of NeoIT Philippines, a joint venture with NeoIT, the leading advisory firm on Offshore Outsourcing in the US. He was previously Executive Vice Chairman and CEO of Rizal Commercial Banking Corporation, the 4th largest Bank in the Philippines. Prior to that, he served as President and CEO of the Yuchengco family holding company, which has investments in consumer finance, construction, power generation, and banana plantations. He has also served as Chairman, Vice-Chairman or Director on the Board of several companies in various industries from credit cards, automotive manufacturing and distribution, education, real estate, pharmaceutical and memorial parks.

    Mr. Yuchengco was also responsible for setting up joint ventures in the Philippines with Honda, Isuzu, Enron and the Government Investment Corporation of Singapore.

    Mr. Yuchengco is the Honorary Consul General for the Republic of Hungary to the Philippines. He is a member of the Philippines-Singapore Business Council and the Philippines-Japan Economic Cooperation Committee. He also sits on the Board of Trustees of the Makati Business Club and is a Fellow of the Australian Institute of Company Directors. Mr. Yuchengco was born on March 12, 1959 in Manila, has a degree in Asian Studies from De La Salle University and lives in Manila, Philippines.

    "As we continue to build our off-shore Voice and 'BPO' capabilities, Mr. Yuchengco will be an invaluable asset for us with his background in the 'BPO' industry, his business acumen as well as his presence on the ground in the Philippines" commented Shawkat Raslan, Chairman, President and Chief Executive Officer of Access Worldwide. "I am very pleased that Mr. Yuchengco has accepted to join the Access Board and I am excited to welcome him to Access Worldwide."

    Mr. Yuchengco commented, "I am pleased to be elected to the Board of Directors and have already made a financial investment in the Company. I look forward to helping Access Worldwide develop and become a major player in the offshore 'BPO' space, sustain its revenue growth and build shareholder value."

    Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,000 employees in offices throughout the United States. More information is available at http://www.accessww.com.

    This press release contains forward-looking statements including statements regarding the Board of Directors and management of the Company. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from continuing operations; our ability to continue to comply with the financial covenants contained under our debt agreement; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully open and operate at capacity our new communication center in Maine; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the possible loss of one or more clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force; the volatility of our stock price; and the unpredictability of the outcome of the litigation in which we are involved. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

SOURCE  Access Worldwide Communications, Inc.
    -0-                             03/02/2005
    /CONTACT: Mark Wright, Corporate Counsel & Investor Relations of Access Worldwide Communications, Inc., +1-561-226-5000, or mwright@accessww.com/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.accessww.com /
    (AWWC)